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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GTECH HOLDINGS CORPORATION

Offer to Exchange up to $150,000,000
Principal Amount of 4.50% Senior Notes due 2009
For Any and All Outstanding 4.50% Senior Notes due 2009

Offer to Exchange up to $150,000,000
Principal Amount of 5.25% Senior Notes due 2014
For Any and All Outstanding 5.25% Senior Notes due 2014

Each Pursuant to the Prospectus Dated            , 2005

EACH EXCHANGE OFFER AND THE RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2005, UNLESS SUCH EXCHANGE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of Outstanding Notes (as defined below) to accept the applicable Exchange Offer of GTECH Holdings Corporation, a Delaware corporation (the "Company"), and to tender Outstanding Notes to SunTrust Bank, as exchange agent (the "Exchange Agent") pursuant to the guaranteed delivery procedures described in "The Exchange Offers—Procedures for Tendering Outstanding Notes—Guaranteed Delivery" of the Company's Prospectus dated                         , 2005 (as such prospectus may be amended or supplemented from time to time, the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. The Exchange Offers provide holders of the Company's outstanding 4.50% Senior Notes due 2009 and 5.25% Senior Notes due 2014 (together, the "Outstanding Notes") the opportunity to exchange such Outstanding Notes for the 4.50% Senior Notes due 2009 or 5.25% Senior Notes due 2014, as the case may be, offered pursuant to the Prospectus (together, the "Exchange Notes"), which Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement of which the Prospectus is a part. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or prior to the Expiration Date of the applicable Exchange Offer. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offers is:

SUNTRUST BANK

By Hand, Registered or Certified Mail or Overnight Courier:

SunTrust Bank 25 Park Place, N.E.		SunTrust Bank c/o SunTrust Robinson Humphrey Capital Markets
24th Floor Atlanta, Georgia 30303-2900 Attn: Corporate Trust Department	or	3rd Floor 125 Broad Street New York, New York 10004 Attn: Randy Brougher

By Facsimile:

SunTrust Bank Corporate Trust Department		SunTrust Bank c/o SunTrust Robinson Humphrey Capital Markets
Fax Number: (404) 588-7335 Confirm by Telephone: (404) 588-7266	or	Fax Number: (212) 801-2744 Confirm by Telephone: (212) 291-4200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amounts of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers—Procedures for Tendering Outstanding Notes" and in Instruction 2 of the Letter of Transmittal.

Name(s) of Registered Holder(s):
(Please Print or Type)
Signature(s):
Address(es):
Area Code(s) and Telephone Number(s):
Date:
For 4.50% Senior Notes due 2009:
Certificate Number(s) of Outstanding Notes Or Account Number at Book-Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

Total:
*
Must be in integral multiples of $1,000 principal amount.

For 5.25% Senior Notes due 2014:
Certificate Number(s) of Outstanding Notes Or Account Number at Book-Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

Total:
*
Must be in integral multiples of $1,000 principal amount.

        ☐    CHECK HERE IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
DTC Account Number:
Transaction Code Number:

The guarantee on the following page must be completed.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby for exchange pursuant to the Exchange Offers in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm
Authorized Signature
Address
Name:
Zip Code		Please Print or Type
Telephone No.	Title:
Dated:

        The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, on or prior to the Expiration Date, and (b) must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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NOTICE OF GUARANTEED DELIVERY